                                                                     EXHIBIT 2.2
                                AMENDMENT NO. 3

                                       TO

                       ASSET PURCHASE AND SALE AGREEMENT

     This Amendment No. 3 to Asset Purchase and Sale Agreement (this "Amendment") is made and entered into as of June 30, 1999 by and among Fisher Companies Inc., a Washington corporation ("FCI"), Fisher Broadcasting Inc., a Washington corporation ("FBI"), Fisher Broadcasting - Fresno, L.L.C., a Delaware limited liability company ("Fisher - Fresno"), and Fisher Broadcasting - Georgia, L.L.C., a Delaware limited liability company ("Fisher - Georgia") (collectively, the "Purchaser"), Retlaw Enterprises, Inc., a California corporation ("REI"), and Retlaw Broadcasting, L.L.C., Retlaw Broadcasting of Boise, L.L.C., Retlaw Broadcasting of Fresno, L.L.C., Retlaw Broadcasting of Idaho Falls, L.L.C., Retlaw Broadcasting of Yakima, L.L.C., Retlaw Broadcasting of Eugene, L.L.C., Retlaw Broadcasting of Columbus, L.L.C. and Retlaw Broadcasting of Augusta, L.L.C., each a Delaware limited liability company (collective with REI, the "Sellers").

                                    RECITALS

     WHEREAS, the Purchaser and the Sellers are parties to that certain Asset Purchase and Sale Agreement dated as of November 18, 1998, as amended by Amendment No. 1 dated November 30, 1998 and Amendment No. 2 dated December 7, 1998 (collectively, the "Purchase Agreement"); and

     WHEREAS, the Purchaser and the Sellers desire to further amend the Purchase Agreement on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     SECTION 1. Closing; Effective Time.  Section 2.6 of the Purchase Agreement
                -----------------------
is hereby deleted in its entirety and replaced with the following:

          Closing; Effective Time. The purchase and sale of the
          -----------------------
     Acquisition Assets (the "Closing") shall take place at the offices of Graham & Dunn, 1420 Fifth Avenue, Suite 3300, Seattle, Washington at 10:00 A.M., local time on July 1, 1999 (the
     "Closing Date"). The effective time of the transfer to the Purchaser of the Acquisition Assets and the Stations shall be deemed to occur at 12:00:01 A.M., local time, on the Closing Date (the "Effective Time").

     SECTION 2.  CBS Agreements regarding Microwave Truck and Ku Uplink.  The
                 ------------------------------------------------------
CBS agreements to reimburse $150,000 to Retlaw of Boise, LLC for a digital SNG vehicle and $80,000 to Retlaw of Yakima, LLC for a fixed Ku Uplink, as described in the letter dated

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December 17, 1998 from Robert D. Shellard, Director, Planning & Administration,
CBS Television, to Benjamin W. Tucker, Vice President, REI, are each considered an Acquisition Asset and an Assumed Contract, the benefits of which will be assigned FBI, and the liabilities of which will be assumed by FBI, upon Closing.

     SECTION 3. Lewiston Transmitter Site.  The parties acknowledge that Retlaw
                -------------------------
Broadcasting of Yakima, L.L.C. purchased the transmitter site located in Lewiston, Idaho, as legally described on the attached Exhibit A (the "Lewiston
                                                      ---------
Transmitter Site") on April 1, 1999, in accordance with the terms of the Purchase and Sale Agreement dated January 29, 1999, between Retlaw Broadcasting of Yakima, L.L.C. and Ken Boley in consideration for payment by Retlaw Broadcasting of Yakima, L.L.C. of $50,000 and $2,910 in costs. The Lewiston Transmitter Site is considered Real Property which will be conveyed free of all liens and encumbrances to FBI upon Closing. The Purchase Price payable by Purchaser upon Closing is increased by $52,910.

     SECTION 4.  Weather Central Group Data Agreement.  Pursuant to an Agreement
                 ------------------------------------
dated April 29, 1999 between Retlaw Broadcasting, L.L.C. and Weather Central Inc. ("Weather"), Retlaw agreed to buy certain products from Weather for installation and use at KJEO-Fresno, CA, KVAL-Eugene, OR, KIMA-Yakima, WA, and KBCI-Boise, ID. Retlaw Broadcasting, L.L.C. and FBI have agreed to each pay one half of the costs, estimated to be $260,000, associated with the purchase of the products from Weather, which products are considered Acquisition Assets to be conveyed to FBI upon Closing. The parties acknowledge that Sellers have already paid $195,000 of the costs, and FBI will reimburse its share ($65,000) of such costs to Retlaw.

     SECTION 5.  Fisher LLCs.
                 -----------

          a. On February 24, 1999, FBI formed the following two (2) wholly owned limited liability companies: Fisher Broadcasting - Fresno, L.L.C. ("Fisher-Fresno") and Fisher Broadcasting - Georgia, L.L.C. ("Fisher-Georgia"), each a Delaware limited liability company.

          b. In accordance with Section 13.13 of the Purchase Agreement, FBI assigns and transfers to Fisher-Fresno all of FBI's right, title and interest to purchase the assets of Retlaw Broadcasting of Fresno, L.L.C. under the Purchase Agreement.

          c. In accordance with section 13.13 of the Purchase Agreement, FBI assigns and transfers to Fisher-Georgia all of FBI's right, title and interest to purchase the assets of Retlaw Broadcasting of Augusta, L.L.C. and Retlaw Broadcasting of Columbus, L.L.C. under the Purchase Agreement.

          d. Fisher-Fresno and Fisher-Georgia each assume and agree to perform and be bound by the terms, conditions and provisions contained in the Purchase Agreement.

          e. Notwithstanding the foregoing, FBI will remain liable for its duties and obligations under the Purchase Agreement.

     SECTION 6.  Closing Balance Sheet.  Attached to this Amendment as Exhibit B
                 ---------------------                                 ---------
is the Closing Balance Sheet in accordance with Section 3.2 of the Agreement.

     SECTION 7.  New Retlaw Subsidiary.  Section 4.1(f) of the Agreement is
                 ---------------------
hereby amended by adding to the end of the first sentence thereof the following language: "and Retlaw Enterprises L.L.C., a Delaware limited liability company wholly owned by REI."

     SECTION 8.  Environmental Clean-Up.  Sellers agreed to perform certain
                 ----------------------
environmental clean-up prior to Closing relating to the Real Property and to the operation of the Stations. Sellers have not completed all such clean-up items prior to Closing. Sellers and Purchaser have agreed to close subject to Sellers' agreement to complete the items on Exhibit C attached hereto in accordance with
                                   ---------
this paragraph. Sellers hereby agree, subject to the terms and limitation of the Agreement, to use its best efforts to complete the items on Exhibit C on which
                                                            ---------
follow-up action is indicated and to complete such work to Purchaser's reasonable satisfaction as soon as reasonably practicable after Closing but, in any event, no later than sixty (60) days after Closing.

     SECTION 9.  Miscellaneous.
                 -------------

          a. This Amendment is hereby incorporated into the Purchase Agreement by reference and supersedes any provisions of the Purchase Agreement that are contrary to this Amendment.

          b. Except as modified by this and other amendments, the Purchase Agreement remains in full force and effect.

          c. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          d. Unless otherwise defined in this Amendment, all capitalized terms used herein shall have the meanings respectively ascribed to them in the Purchase Agreement.


                       [signatures appear on next page.]

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

                    PURCHASER
                    ---------

                    FISHER COMPANIES INC., a Washington corporation

                    By:    /s/ William W. Krippaehne, Jr.
                        --------------------------------------------------------
                        William W. Krippaehne, Jr., President and CEO


                    FISHER BROADCASTING INC., a Washington corporation

                    By:    /s/ Patrick M. Scott
                        --------------------------------------------------------
                        Patrick M. Scott, President and CEO


                    FISHER BROADCASTING - FRESNO, L.L.C., a Delaware limited liability company

                    By:    /s/ William W. Krippaehne, Jr.
                        --------------------------------------------------------
                        William W. Krippaehne, Jr., Manager

                    By:    /s/ Patrick M. Scott
                        --------------------------------------------------------
                        Patrick M. Scott, Manager


                    FISHER BROADCASTING - GEORGIA, L.L.C., a Delaware limited liability company

                    By:    /s/ William W. Krippaehne, Jr.
                        --------------------------------------------------------
                        William W. Krippaehne, Jr., Manager

                    By:    /s/ Patrick M. Scott
                        --------------------------------------------------------
                        Patrick M. Scott, Manager


                    SELLERS
                    -------

                    RETLAW ENTERPRISES, INC., a California corporation

                    By:    /s/ Benjamin W. Tucker
                        --------------------------------------------------------
                        Benjamin W. Tucker, Vice President, Broadcasting

                                       4
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                    RETLAW BROADCASTING, L.L.C., a Delaware limited liability
                    company

                    By:    /s/ Benjamin W. Tucker
                        --------------------------------------------------------
                        Benjamin W. Tucker, Vice President, Broadcasting


                    RETLAW BROADCASTING OF BOISE, L.L.C., a Delaware limited liability company

                    By:    /s/ Benjamin W. Tucker
                        --------------------------------------------------------
                        Benjamin W. Tucker, President


                    RETLAW BROADCASTING OF FRESNO, L.L.C., a Delaware limited liability company

                    By:    /s/ Benjamin W. Tucker
                        --------------------------------------------------------
                        Benjamin W. Tucker, President


                    RETLAW BROADCASTING OF IDAHO FALLS, L.L.C., a Delaware limited liability company

                    By:    /s/ Benjamin W. Tucker
                        --------------------------------------------------------
                        Benjamin W. Tucker, President


                    RETLAW BROADCASTING OF YAKIMA, L.L.C., a Delaware limited liability company

                    By:    /s/ Benjamin W. Tucker
                        --------------------------------------------------------
                        Benjamin W. Tucker, President


                    RETLAW BROADCASTING OF EUGENE, L.L.C., a Delaware limited liability company

                    By:    /s/ Benjamin W. Tucker
                        --------------------------------------------------------
                        Benjamin W. Tucker, President

                    RETLAW BROADCASTING OF COLUMBUS, L.L.C., a Delaware limited liability company

                    By:    /s/ Benjamin W. Tucker
                        --------------------------------------------------------
                        Benjamin W. Tucker, President


                    RETLAW BROADCASTING OF AUGUSTA, L.L.C., a Delaware limited liability company

                    By:    /s/ Benjamin W. Tucker
                        --------------------------------------------------------
                        Benjamin W. Tucker, President

                                       6